

<ARTICLE>                     5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                         0000872467
<NAME>                        Krupp Government Income Trust II

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                              DEC-31-1998
<PERIOD-END>                                   DEC-31-1998
<CASH>                                         18,010,578
<SECURITIES>                                   236,596,132<F1>
<RECEIVABLES>                                  1,682,882
<ALLOWANCES>                                   0
<INVENTORY>                                    0
<CURRENT-ASSETS>                               11,120,406<F2>
<PP&E>                                         0
<DEPRECIATION>                                 0
<TOTAL-ASSETS>                                 267,409,998
<CURRENT-LIABILITIES>                          2,762,906<F3>
<BONDS>                                        0
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       264,099,856
<OTHER-SE>                                     547,236<F4>
<TOTAL-LIABILITY-AND-EQUITY>                   267,409,998
<SALES>                                        0
<TOTAL-REVENUES>                               21,629,669<F5>
<CGS>                                          0
<TOTAL-COSTS>                                  0
<OTHER-EXPENSES>                               8,446,558<F6>
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             0
<INCOME-PRETAX>                                13,183,111
<INCOME-TAX>                                   0
<INCOME-CONTINUING>                            13,183,111
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   13,183,111
<EPS-PRIMARY>                                  0
<EPS-DILUTED>                                  0

<F1> Includes Participating Insured Mortgage Investments (PIMIs) (insured mortgages of $133,132,325 and Additional Loans of $23,298,351), Participating Insured Mortgages(PIMs)of $38,331,257 and Mortgage-backed Securities (MBS) of $41,834,199.

<F2> Includes prepaid acquisition fees and expenses of $15,457,112 net of accumulated amortization of $7,167,563 and prepaid participation servicing fees of $5,152,370 net of accumulated amortization of $2,321,513.

<F3>     Includes deferred income on Additional Loans of $2,719,343.

<F4>     Unrealized gain on MBS.

<F5>     Represents interest income on investments in mortgages and cash.

<F6>     Includes  $2,994,000  for impaired  mortgage  loans and  $2,900,106 of amortization of prepaid fees and expenses.



